UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 3, 2005

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 24(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 24(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

     Coventry’s Board of Directors approved certain increases in the compensation of the outside directors, effective March 3, 2005. A schedule setting forth the new compensation amounts as compared to the previous compensation paid is attached to this Form 8-K as exhibit 10.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     Effective March 3, 2005 Coventry’s Board of Directors approved technical and administrative amendments to the Code of Business Conduct and Ethics of the Company. This also includes modified language related to the fair and equitable treatment of employees, subscribers and members. A copy of the Code of Business Conduct and Ethics is attached to this Form 8-K as exhibit 14.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

c)	Exhibits

	Exhibit No.	Description of Exhibit

	10.1	Director Compensation Schedule effective March 3, 2005.
	14	Code of Business Conduct and Ethics effective March 3, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

/s/ Shawn M. Guertin

Shawn M. Guertin
Executive Vice President and Chief Financial Officer

Dated: March 8, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Director Compensation Schedule effective March 3, 2005.
14	Code of Business Conduct and Ethics effective March 3, 2005.